Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 AND WAIVER

This AMENDMENT NO. 2 AND WAIVER, dated as of April 4, 2014 (this “Amendment”), among OCI BEAUMONT LLC, a Texas limited liability company (the “Borrower”), OCI USA INC., a Delaware corporation (“Holdings”), OCI PARTNERS LP, a Delaware limited partnership (the “MLP”), BANK OF AMERICA, N.A., as administrative agent for the Lenders and collateral agent for the Guaranteed Creditors (in such capacities, together with its successors, the “Administrative Agent”), each of the lenders that is a signatory hereto and BANK OF AMERICA, N.A., in its capacity as Lender with respect to the Additional Term B-3 Commitment (the “Additional Term B-3 Lender”), amends that certain Term Loan Credit Agreement dated as of August 20, 2013 (as amended by Amendment No. 1, dated as of November 27, 2013 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into among the Borrower, Holdings, the MLP, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 13.12 of the Credit Agreement provides that the Credit Parties may amend or waive certain provisions of the Credit Agreement with the consent of the Required Lenders or Lenders, as applicable;

WHEREAS, on the date hereof, the Borrower, Holdings, the MLP, the Administrative Agent, the Lenders party hereto and the Additional Term B-3 Lender desire to enter into this Amendment to amend the Credit Documents to, among other things (i) refinance the Term B-2-A Loans outstanding thereunder with Term Loans (such refinancing term loans, the “Term B-3-A Loans”) having identical terms with, having the same rights and obligations under the Credit Documents as and in the same aggregate principal amount as the Term B-2-A Loans as set forth in the Credit Agreement and Credit Documents, except as such terms are amended hereby and (ii) refinance the Term B-2-B Loans outstanding thereunder with Term Loans (such refinancing term loans, the “Term B-3-B Loans” and collectively with the Term B-3-A Loans, the “Term B-3 Loans”) having identical terms with, having the same rights and obligations under the Credit Documents as and in the same aggregate principal amount as the Term B-2-B Loans as set forth in the Credit Agreement and Credit Documents, except as such terms are amended hereby;

WHEREAS, Bank of America, N.A., will act as sole lead arranger and sole bookrunner under the Amended Credit Agreement (as defined below) and this Amendment (in such capacities, the “Arranger”);

WHEREAS, upon the Amendment No. 2 Effective Date (as defined below), each Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all (or such lesser amount as the Arranger together with the Administrative Agent may allocate) of its Term B-2 Loans under the Credit Agreement (which existing Term B-2 Loans shall thereafter no longer be deemed to be outstanding) for Term B-3 Loans under the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”), in the same aggregate principal amount as such Lender’s Term B-2 Loans under the Credit Agreement (or such lesser amount as the Arranger together with the Administrative Agent may allocate; any such principal amount of Term B-2 Loans not allocated for exchange to Term B-3 Loans, the “Non-Allocated Term Loans”), and such Lender shall thereafter be a Lender under the Amended Credit Agreement;

WHEREAS, upon the Amendment No. 2 Effective Date, (x) each Lender that shall not have executed a Consent hereto shall have its Term B-2 Loans outstanding immediately prior to the Amendment No. 2 Effective Date repaid in full, and the Borrower shall pay to each such Lender all accrued and unpaid interest on, and premiums and fees related to, such Lender’s Term B-2 Loans to, but not including, the Amendment No. 2 Effective Date and (y) each Cashless Option Lender with Non-Allocated Term Loans shall have its Non-Allocated Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date repaid in full, and the Borrower shall pay to each such Lender all accrued and unpaid interest on, and premiums and fees related to, such Lender’s Non-Allocated Term Loans to, but not including, the Amendment No. 2 Effective Date;

WHEREAS, the Additional Term B-3 Lender has agreed to make Term B-3 Loans on the Amendment No. 2 Effective Date in an amount equal to $398,000,000 minus the aggregate principal amount of the Converted Term B Loans (as defined below) of all Cashless Option Lenders; and

WHEREAS, the Administrative Agent, the Additional Term B-3 Lender and the Lenders signatory hereto (each such Lender, a “Consenting Lender”) are willing to so agree pursuant to Section 13.12 of the Credit Agreement, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Additional Term B-3 Commitment” shall mean the Additional Term B-3 Lender’s commitment to make a Term B-3 Loan on the Amendment No. 2 Effective Date, in an amount equal to $398,000,000 minus the aggregate principal amount of the Converted Term B Loans of all Cashless Option Lenders.

“Additional Term B-3 Lender” shall mean Bank of America, N.A., in its capacity as Lender with respect to the Additional Term B-3 Commitment.

“Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of April 4, 2014, by and among the Borrower, Holdings, the MLP, the Administrative Agent, the Lenders party thereto and the Additional Term B-3 Lender.

“Amendment No. 2 Arranger” shall mean Bank of America, N.A., in its capacity as sole bookrunner and sole lead arranger under Amendment No. 2.

“Amendment No. 2 Effective Date” means April 4, 2014, the date on which the conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied.

“Cashless Option Lender” shall mean each Lender that executed and delivered a Consent to Amendment No. 2 under the “Cashless Settlement Option” thereto.

“Converted Term B Loan” shall mean each Term B-2 Loan held by a Cashless Option Lender on the Amendment No. 2 Effective Date immediately prior to the effectiveness of Amendment No. 2 (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Amendment No. 2 Effective Date).

“Scheduled Initial TL B-3 Repayment” shall have the meaning provided in Section 5.02(a)(i)(y).

“Term B-3-A Loans” shall mean the Term Loans made on the Amendment No. 2 Effective Date pursuant to Section 2.01(a)(ii)(x).

“Term B-3-B Loans” shall mean the Term Loans made on the Amendment No. 2 Effective Date pursuant to Section 2.01(a)(ii)(y).

“Term B-3 Loans” shall mean the Term B-3-A Loans and the Term B-3-B Loans.

(b) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Applicable Margin” shall mean a percentage per annum equal to, in the case of Term B-3 Loans maintained as (a) Base Rate Term Loans, 3.00% and (b) LIBO Rate Term Loans, 4.00%.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Term Loan Commitment Agreement; provided that (w) on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Margins for any Tranche of Initial Term Loans shall be the higher of (a) the Applicable Increased Term Loan Spread for such Tranche of Initial Term Loans and (b) the Applicable Margin for such Type and Tranche of Initial Term Loans as otherwise determined above in the absence of this clause (w); (x) the Applicable Margin in respect of Refinancing Term Loans of any Tranche shall be the applicable percentages per annum provided pursuant to the relevant Refinancing Term Loan Amendment; (y) the Applicable Margin in respect of Extended Term Loans of any Extension Series shall be the applicable percentages per annum provided pursuant to the relevant Extension Amendment; and (z) the Applicable Margin of certain Term Loans shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.15.

(c) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding “, Additional Term B-3 Commitment” after “Refinancing Term Loan Commitment.”

(d) The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“LIBO Rate” shall mean:

(a) for any Interest Period with respect to a LIBO Rate Term Loan, the rate per annum equal to (i) the ICE Benchmark Administration LIBOR Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m.,

London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Term Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Term Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Term Loan being made or maintained and with a term equal to one month would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Notwithstanding any of the foregoing, the LIBO Rate shall not at any time be less than 1.00% per annum.

(e) The definition of “Quarterly Payment Date” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end of such definition:

“; provided, further, that the Amendment No. 2 Effective Date shall constitute a Quarterly Payment Date with respect to accrued and unpaid interest up to but excluding the Amendment No. 2 Effective Date for the Term Loans (including the Converted Term B Loans).”

(f) The definition of “Scheduled Initial TL B-2 Repayment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(g) (i) All references to “Term B-2 Loans” and “Term B-2 Loan Commitment” in the Credit Agreement and the Credit Documents are hereby deemed to be references to “Term B-3 Loans” and the “Additional Term B-3 Commitment”, respectively and (ii) all references to the “Term B-2-A Loans” and the “Term B-2-B Loans” in the Credit Agreement and the Credit Documents are hereby deemed to be references to the “Term B-3-A Loans” and the “Term B-3-B Loans”, respectively, in each case other than such references contained in Amendment No. 2, the preliminary statements to the Credit Agreement, the definitions of “Term B-2 Loans”, “Term B-2 Loan Commitments”, “Term B-2-A Loans” and “Term B-2-B Loans” and Section 2.01(a)(i) and 8.08(a).

(h) Section 2.01(a) of the Credit Agreement is hereby amended by adding “(i)” at the beginning of the first paragraph thereof and adding the following as the second paragraph thereof:

“(ii) Subject to and upon the terms and conditions set forth herein, each Cashless Option Lender and the Additional Term B-3 Lender agrees to make Term Loans to the Borrower on the Amendment No. 2 Effective Date comprised of (x) Term B-3-A Loans (which shall replace the Term B-2-A Loans existing prior to such date) and (y) Term B-3-B Loans (which shall replace the Term B-2-B Loans existing prior to such date), in an aggregate amount equal to (A) its “Cashless Settlement Option” allocation in accordance with Amendment No. 2 in the case of each Cashless Option Lender and (B) in amount equal to $398,000,000 minus the aggregate Cashless Settlement Option allocations in accordance with Amendment No. 1 (such amount being $46,882,698.06) in the case of the Additional Term B-3 Lender. The initial Interest Periods for all Eurocurrency Rate Term B-3 Loans made on the Amendment No. 2 Effective Date shall be the same Interest Periods applicable to the Eurocurrency Rate Term B-2 Loans immediately prior to the Amendment No. 2 Effective Date. Notwithstanding the foregoing, any Cashless Option Lender as defined in accordance with Amendment No. 2 shall not actually make a loan on the Amendment No. 2 Effective Date but shall be deemed to have exchanged all (or such lesser amount as the Amendment No. 2 Arranger together with the Administrative Agent may allocate) of its Term B-2 Loans for Term B-3 Loans, in accordance with Amendment No. 2.”

(i) Section 5.01(b) of the Credit Agreement is hereby amended by replacing the words “the first anniversary of the Closing Date” with the following: “the first anniversary of the Amendment No. 2 Effective Date”.

(j) Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (d) to such Section:

“(d) The Additional Term B-3 Commitment of the Additional Term B-3 Lender shall terminate in its entirety on the Amendment No. 2 Effective Date (after giving effect to the incurrence of the Term B-3 Loans on such date).”

(k) Section 5.02(a)(i)(y) of the Credit Agreement is hereby amended and restated as follows:

“on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2014 and ending with the last Business Day of the fiscal quarter preceding the Initial Maturity Date of the Term B-3 Loans, the Borrower shall be required to repay that principal amount of the Term B-3 Loans equal to 0.25% of the aggregate principal amount of all Term B-3 Loans outstanding on the Amendment No. 2 Effective Date; provided that the final principal repayment installment of the Term B-3 Loans shall be repaid on the Initial Maturity Date (which installments shall be reduced as provided in this Agreement, including in Section 2.19, 2.20, 5.01 or 5.02(g), or as a result of the application of prepayments in connection with any Extension as provided in Section 2.14, a “Scheduled Initial TL B-3 Repayment” and together with a Scheduled Initial TL B-1 Repayment a “Scheduled Initial TL Repayment”)”

(l) Section 5.01(a) of the Credit Agreement shall be amended by adding the following sentence to the end of the paragraph:

“The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders with Term B-2 Loans that are not Converted Term B Loans, the aggregate principal amount of all Term B-2 Loans that are not Converted Term B Loans on the Amendment No. 2 Effective Date, with a like amount of the gross proceeds of Term B-3 Loans made by the Additional Term B-3 Lender pursuant to Section 2.01(a)(ii), concurrently with receipt thereof.”

(m) Section 8.08 of the Credit Agreement is hereby amended by adding the following clause (d) to such Section:

“All proceeds of the Term B-3 Loans incurred on the Amendment No. 2 Effective Date will be used to refinance the Term B-2 Loans and pay related fees and expenses.”

(n) Section 9.01(a) of the Credit Agreement is hereby amended by (i) changing each reference to the “Borrower” in such section to the “MLP” and (ii) replacing the words “certified by the chief financial officer of” with the words “certified by the chief financial officer of the general partner of the”.

(o) Section 9.01(b) of the Credit Agreement is hereby amended by changing each reference to the “Borrower” in such section to the “MLP.”

(p) Section 9.01(d) of the Credit Agreement is hereby amended by changing each reference to the “Borrower” in such section to the “MLP.”

(q) Section 9.01 of the Credit Agreement is hereby amended by adding a new subsection (k) to the end of such section:

“(k) Reconciliation Report. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 9.01(a) or (b) above, (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) if different, the Borrower shall provide a reconciliation report describing any material differences between such financial statements and the corresponding financial information applicable to the Borrower and its Subsidiaries on a consolidated basis (a “Reconciliation Report”); provided that for the avoidance of doubt, it is acknowledged that no Reconciliation Report shall be required to be audited.”

SECTION 2. Lenders. Each Cashless Option Lender and the Additional Term B-3 Lender hereby agrees, on the Amendment No. 2 Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to (x) exchange all (or such lesser amount as the Arranger together with the Administrative Agent may allocate) of its Term B-2 Loans for Term B-3 Loans or (y) make Term B-3 Loans, as applicable, in accordance with Section 2.01(a)(ii) of the Amended Credit Agreement. Such parties shall, effective on the Amendment No. 2 Effective Date, automatically become parties to the Amended Credit Agreement as Lenders. Each Lender under the Credit Agreement that executes and delivers a Consent agrees that to the extent its Term B-2 Loans under the Credit Agreement are being repaid on the Amendment No. 2 Effective Date it waives any amounts it may be entitled to under Section 2.11 of the Credit Agreement in connection with such repayment.

SECTION 3. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Required Lenders hereby waive any failure by the Borrower to comply with the requirements of Sections 9.01(a) and (b) of the Credit Agreement with respect to the delivery of financial statements for the fiscal quarter ended September 30, 2013.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 2 Effective Date”, which date is April 4, 2014) when each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, (B) Holdings, (C) the MLP, (D) the Cashless Option Lenders, (E) the Additional Term B-3 Lender, (F) Consenting Lenders constituting the Required Lenders and (G) the Administrative Agent.

(b) The Administrative Agent shall have received a Notice of Borrowing in accordance with the requirements of the Credit Agreement.

(c) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion from Latham & Watkins LLP, special counsel to the Credit Parties, dated as of the Amendment No. 2 Effective Date and addressed to the Administrative Agent and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received such (x) certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Credit Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (y) a certificate, dated as of the Amendment No. 2 Effective Date, signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4(f) and (g).

(e) Payment of all reasonable fees and expenses due to the Administrative Agent and the Arranger (as agreed to in writing between the Administrative Agent and/or the Arranger and the Borrower). Substantially simultaneous with effectiveness, the Lenders (including all Cashless Option Lenders but excluding the Additional Term B-3 Lender in its capacity as such) under the existing Credit Agreement shall have been paid (x) all accrued principal (other than the principal amount of Converted Term B Loans) and interest on their Term B-2 Loans to, but not including, the Amendment No. 2 Effective Date and (y) the prepayment premium pursuant to Section 5.01(b) of the Credit Agreement.

(f) The representations and warranties of the Borrower and each other Credit Party contained in Section 8 of the Credit Agreement or any other Credit Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(g) No Default or Event of Default shall exist, or would result from the effectiveness of this Amendment or from the application of the proceeds thereof.

(h) The Administrative Agent (or its counsel) shall have received a Note executed by Borrower for each Lender that requests such a Note reasonably in advance of the Amendment No. 2 Effective Date.

(i) With respect to any parcel of improved Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Credit Party) together with a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 9.03 of the Credit Agreement (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Guaranteed Creditors, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage for buildings and contents and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days’ written notice of cancellation or non-renewal if permitted by applicable law and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent; provided that the Administrative Agent acknowledges that the requirements of this clause (i) were satisfied on March 19, 2014.

SECTION 5. Post-Closing Actions. Within 30 days after the Amendment No. 2 Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower will take, or shall cause the applicable Credit Party to take any actions deemed reasonably advisable by the Administrative Agent or Collateral Agent due to this Amendment to preserve or continue the perfection and priority of liens and security interests granted under the Mortgage to the Collateral Agent for the benefit of the Guaranteed Creditors as amended by this Amendment (including without limitation, the Additional Term B-3 Lender and each Cashless Option Lender) securing the Obligations as amended by this Amendment (including, without limitation, the Term B-3 Loans).

SECTION 6. Representations and Warranties. On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, each Credit Party represents and warrants as follows:

(a) Each Credit Party (i) is a duly organized and validly existing corporation, partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Each Credit Party thereof has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Amendment. Each Credit Party thereof has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Neither the execution, delivery or performance by any Credit Party of this Amendment, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Subsidiaries.

(d) The execution, delivery, performance or effectiveness of this Amendment will not (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, or (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 7. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Credit Document.

(b) The Additional Term B-3 Lender shall be a “Lender” for purposes of the Credit Documents.

(c) On and after the Amendment No. 2 Effective Date, the Additional Term B-3 Commitments shall constitute “Term Loan Commitments” and the Term B-3 Loans shall constitute “Term Loans” for purposes of the Credit Documents.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

SECTION 9. Acknowledgement and Affirmation. Each Credit Party party hereto hereby expressly acknowledges, (i) all of its obligations under the Holdings Guaranty, the Subsidiaries Guaranty, the Security Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Security Agreement and the other Security Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Term B-3 Loans and (iv) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

SECTION 10. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE CREDIT AGREEMENT OR THE SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Headings Descriptive. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OCI BEAUMONT LLC

By:	/s/ Frank Bakker
	Name:	Frank Bakker
	Title:	President

OCI USA INC.

By:	/s/ Kevin Struve
	Name:	Kevin Struve
	Title:	President and Secretary

OCI PARTNERS LP

By:	/s/ Frank Bakker
	Name:	Frank Bakker
	Title:	President and Chief Executive Officer

[Amendment No. 2]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Kimberly D. Williams
	Name:	Kimberly D. Williams
	Title:	Vice President

[Amendment No. 2]

BANK OF AMERICA, N.A.,
as Additional Term B-3 Lender

By:	[/s/ Authorized Signatory]
	Name:	[Authorized Signatory]
Title:

[Amendment No. 2]